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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                      WEIDER NUTRITION INTERNATIONAL, INC.
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                 DELAWARE                                  87-0563574
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 (STATE OR INCORPORATION OR ORGANIZATION)                (IRS EMPLOYER
                                                       IDENTIFICATION NO.)


1960 SOUTH 4250 WEST, SALT LAKE CITY, UTAH                 84104-4836
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 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)


If this Form relates to the               If this Form relates to the
registration of a class of debt           registration of a class of debt
securities and is effective upon          securities and is to become effective
filing pursuant to General                simultaneously with the
Instruction A(c)(1) please check          effectiveness of a concurrent
the following box.  / /                   registration statement under the
                                          Securities Act of 1933 pursuant to
                                          General Instruction A(c)(2) please
                                          check the following box.  / /


Securities to be registered pursuant to Section 12(b) of the Act:

       TITLE OF EACH CLASS                  NAME OF EACH EXCHANGE ON WHICH
       TO BE SO REGISTERED                  EACH CLASS IS TO BE REGISTERED
------------------------------------   ---------------------------------------

CLASS A COMMON STOCK, $.01 PAR VALUE            NEW YORK STOCK EXCHANGE
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Securities to be registered pursuant to Section 12(g) of the Act:


                                      NONE
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                                (TITLE OF CLASS)


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                                (TITLE OF CLASS)
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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

        For a description of the Class A common stock, $0.01 par value per share (the "Class A Common Stock") of the Registrant, see the information under the caption "Description of Capital Stock" in the Registration Statement on Form S-1 (File No. 333-12929) of the Registrant (the "Registration Statement"), which description is hereby incorporated by reference herein. In addition, any prospectus contained in the Registration Statement that is filed pursuant to Rule 424(b) under the Securities Act of 1933 shall be deemed incorporated by reference herein. The Class A Common Stock has been approved for listing on the New York Stock Exchange under the symbol "WNI," subject to official notice of issuance.

ITEM 2. EXHIBITS.

EXHIBIT NO.             DESCRIPTION
-----------     -------------------------------------------------------
   1.1          Registration Statement on Form S-1 (File No. 333-12929) of the
                Registrant

   4.1          Amended and Restated Certificate of Incorporation of the
                Registrant

   4.2          Amended and Restated Bylaws of the Registrant

   5.1          Specimen certificate of Class A Common Stock

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*  Not filed or incorporated by reference in copies of this registration statement filed with the Securities and Exchange Commission pursuant to Instruction II of the Instructions as to Exhibits.


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        Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                WEIDER NUTRITION INTERNATIONAL, INC.

                                /s/  ROBERT K. REYNOLDS
                                -------------------------------------
                                Robert K. Reynolds
                                Chief Operating Officer and
                                Executive Vice President

April 9, 1997